Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

Telephone: (978) 688-1811
Fax: (978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER 2010 RESULTS

Operating Highlights:

•	Second quarter sales of $324.0 million, an increase of 5% over the second quarter last year and an organic increase of 7%.
•
Second quarter net income per diluted share from continuing operations on a GAAP basis of $0.59 compared to $0.41 in the second quarter last year, an increase of 44%, or $0.57 on an adjusted basis, compared to $0.39 on an adjusted basis in the second quarter last year, an increase of 46%.

•
Operating margins on a GAAP basis of 10.3% in the second quarter of 2010 compared to 9.2% in the second quarter of 2009; adjusted operating margins increased by 2.2 percentage points to 11.2% as compared to the second quarter of 2009.

•	EPS in the second quarter of 2010 negatively impacted by $0.03 for foreign currency when compared to the second quarter of 2009.
•	Year-to-date free cash flow generated $21.7 million.

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to discontinued operations as well as generally accepted accounting principles (GAAP) and non-GAAP reconciliations are in the attached financial tables.

North Andover, MA…August 3, 2010.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the second quarter ended July 4, 2010.  Net income per diluted share from continuing operations (EPS) for the second quarter of 2010 was $0.59.  This represents an increase of 44% as compared to $0.41 of EPS reported in the second quarter of 2009.   Second quarter 2010 results include a negative $0.06 impact from restructuring and impairment charges, offset by $0.08 in income tax benefits, mainly related to the release of a valuation allowance previously established against net operating loss carry-forwards in Europe.  Adjusting for these items, second quarter 2010 EPS was $0.57, compared to second quarter 2009 adjusted EPS of $0.39, an increase of 46%.  Foreign exchange negatively impacted EPS by $0.03, primarily due to the euro weakening against the U.S. dollar compared to the same period last year.

Sales for the second quarter of 2010 were $324.0 million, an increase of $15.8 million, or 5%, compared to the second quarter of 2009.  An organic sales increase of 7% was offset by a 2% reduction due to foreign exchange, primarily due to the weakening of the euro against the U.S. dollar.  Operating income in the second quarter of 2010 was $33.3 million, providing operating margins of 10.3%.  On an adjusted basis, operating income was $36.4 million compared to  $27.8 million in the second quarter of 2009, a 31% increase.  On an adjusted basis, operating margins increased 2.2 percentage points to 11.2% in the second quarter of 2010, compared to 9% on an adjusted basis for the same period in 2009.

North American sales increased $11.9 million, or 6%, during the second quarter compared to the same period last year.  This increase was primarily due to an organic sales increase of $9.2 million, or 5%, and favorable foreign exchange movements of $2.3 million, or 1%, associated with the strengthening of the Canadian dollar versus the U.S. dollar.  Sales into the North American wholesale market increased organically by 4% during the second quarter as compared to the same period in 2009, primarily from increased unit volume.  Organic sales into the North American retail home improvement market increased 7% for the second quarter as compared to the second quarter of 2009 primarily from increased unit volume.

European sales increased $3.0 million, or 3%, to $112.1 million, compared to $109.1 million for the second quarter of 2009.  This increase was primarily due to an increase in organic sales of $11.8 million, or 11%, offset by unfavorable foreign exchange movements associated with the weakening of the euro versus the U.S. dollar of $8.8 million, or 8%.  Organic sales in all major channels improved over the second quarter of 2009.  European sales represented approximately 35% of total Company sales in the second quarters of 2010 and 2009.

China segment sales in the second quarter of 2010 increased $0.9 million, or 19%, to $5.6 million compared to the second quarter of 2009.   The entire increase was organic and related to volume growth in the domestic Chinese marketplace.

Sales for the first six months of 2010 were $643.3 million, an increase of $44.4 million, or 7%, compared to the first six months of 2009, primarily from organic growth.

Patrick S. O’Keefe, Chief Executive Officer, commented, “Our organic sales grew by 7% for the second quarter in a row with solid increases in all segments. Organically, operating income grew by 27% as compared to the second quarter of 2009.  Our operating income grew faster than sales because of the leverage we achieved through our various productivity and cost savings programs that we have initiated over the last two years.  Increased sales volume also had a positive impact on plant absorption.”

Mr. O’ Keefe concluded, “We continued to generate positive cash flow through the first half of this year, although below prior year.  For the six-month period ended July 4, 2010, we generated $21.7 million of free cash flow, as compared to free cash flow of $65.3 million in the first six months of 2009.  Free cash flow is lower mainly due to increased working capital supporting our sales growth along with increased safety stock supporting our restructuring efforts in Europe.  Free cash flow remains a key focus for us as the year progresses.  As previously announced, during the second quarter we completed two capital transactions, issuing $75.0 million, 10-year, private placement notes and renegotiating our line of credit with our relationship banks.  These two transactions, we believe, provide added capital flexibility to fund future investments in acquisitions, capital expenditures and working capital. At July 4, 2010, our net debt to capitalization ratio was 12.8%, which we believe to be conservative.  Finally, the June 28, 2010 acquisition of Austroflex, which we previously announced, had an immaterial impact on our operating results during the quarter.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income from continuing operations, adjusted earnings per share, free cash flow and the net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income from continuing operations and adjusted earnings per share eliminate certain expenses incurred in the periods presented that related to our global restructuring programs, significant legal settlements and tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. The Company’s measure of free cash flow and the net debt to capitalization ratio may not be comparable to similarly titled measures reported by other companies. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2010 on Tuesday, August 3, 2010, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until August 3, 2011.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following:  the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; the outcome of our investigation into potential violations of the Foreign Corrupt Practices Act; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2010	2009	2010	2009
STATEMENTS OF INCOME (LOSS)

Net sales	$324.0	$308.2	$643.3	$598.9

Net income from continuing operations	$22.2	$15.2	$34.4	$19.3
Loss from discontinued operations	(0.1)	(18.8)	(4.2)	(19.5)
Net income (loss)	$22.1	$(3.6)	$30.2	$(0.2)

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	37.4	37.0	37.3	37.0

Net income (loss) per share
Continuing operations	$0.59	$0.41	$0.92	$0.52
Discontinued operations	-	(0.51)	(0.11)	(0.53)
Net income (loss)	$0.59	$(0.10)	$0.81	$(0.01)

Cash dividends per share	$0.11	$0.11	$0.22	$0.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in millions, except share information)
(Unaudited)

	July 4,	December 31,
ASSETS	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$254.7	$258.2
Short-term investment securities.	4.0	6.5
Trade accounts receivable, less allowance for doubtful accounts of
$9.5 million in 2010 and $7.5 million in 2009	200.6	181.3
Inventories, net:
Raw materials	100.8	88.0
Work in process	22.6	36.5
Finished goods	145.7	142.2
Total Inventories	269.1	266.7
Prepaid expenses and other assets	32.5	22.1
Deferred income taxes	36.3	35.4
Assets held for sale	11.3	11.3
Assets of discontinued operations..	11.9	23.1
Total Current Assets	820.4	804.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	433.4	454.9
Accumulated depreciation	(239.9)	(248.4)
Property, plant and equipment, net	193.5	206.5
OTHER ASSETS:
Goodwill	415.1	425.1
Intangible assets, net	150.2	151.2
Deferred income taxes	6.0	3.0
Other, net	10.8	8.8
TOTAL ASSETS	$1,596.0	$1,599.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$113.7	$102.3
Accrued expenses and other liabilities	124.9	105.9
Accrued compensation and benefits	37.7	45.9
Current portion of long-term debt	0.7	50.9
Liabilities of discontinued operations	5.8	9.8
Total Current Liabilities	282.8	314.8
LONG-TERM DEBT, NET OF CURRENT PORTION	378.1	304.0
DEFERRED INCOME TAXES	41.8	43.0
OTHER NONCURRENT LIABILITIES	49.6	57.8
STOCKHOLDERS' EQUITY:
Preferred Stock, $.10 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
1 vote per share; issued and outstanding: 29,810,112 shares at July 4, 2010
and 29,506,523 shares at December 31, 2009	3.0	3.0
Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
10 votes per share; issued and outstanding: 7,073,880 shares at July 4, 2010
and 7,193,880 at December 31, 2009	0.7	0.7
Additional paid-in capital	400.8	393.7
Retained earnings	473.2	452.1
Accumulated other comprehensive income (loss)	(34.0)	30.1
Total Stockholders' Equity	843.7	879.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,596.0	$1,599.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2010	2009	2010	2009
Net sales	$324.0	$308.2	$643.3	$598.9
Cost of goods sold	203.4	199.0	405.1	392.7
GROSS PROFIT	120.6	109.2	238.2	206.2
Selling, general & administrative expenses	84.8	79.9	173.1	159.9
Restructuring and other charges	2.5	0.8	5.8	2.3
OPERATING INCOME	33.3	28.5	59.3	44.0
Other (income) expense:
Interest income	(0.3)	(0.3)	(0.5)	(0.5)
Interest expense	5.4	5.7	10.6	11.3
Other, net	(0.6)	-	(0.8)	(0.5)
	4.5	5.4	9.3	10.3
NET INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	28.8	23.1	50.0	33.7
Provision for income taxes	6.6	7.9	15.6	14.4
NET INCOME FROM CONTINUING OPERATIONS	22.2	15.2	34.4	19.3
Loss from discontinued operations, net of taxes	(0.1)	(18.8)	(4.2)	(19.5)
NET INCOME (LOSS)	$22.1	$(3.6)	$30.2	$(0.2)

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.60	$0.41	$0.93	$0.52
Discontinued operations	-	(0.51)	(0.11)	(0.53)
NET INCOME (LOSS)	$0.59	$(0.10)	$0.82	$(0.01)
Weighted average number of shares	37.2	37.0	37.2	36.9
DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.59	$0.41	$0.92	$0.52
Discontinued operations	-	(0.51)	(0.11)	(0.53)
NET INCOME (LOSS)	$0.59	$(0.10)	$0.81	$(0.01)
Weighted average number of shares	37.4	37.0	37.3	37.0
Dividends per share	$0.11	$0.11	$0.22	$0.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in millions)
(Unaudited)

	Six Months Ended
	July 4,	June 28,
	2010	2009
OPERATING ACTIVITIES
Net income (loss)	$30.2	$(0.2)
Loss from discontinued operations	(4.2)	(19.5)
Net income from continuing operations	34.4	19.3
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	15.9	15.5
Amortization of intangibles	6.6	6.3
Stock-based compensation	2.4	2.5
Deferred income taxes benefit	(5.6)	(1.5)
Other	-	0.6
Changes in operating assets and liabilities, net of effects
from business acquisitions and divestures:
Accounts receivable	(28.6)	13.0
Inventories	(11.1)	47.1
Prepaid expenses and other assets	(10.0)	(4.6)
Accounts payable, accrued expenses and other liabilities	29.2	(24.7)
Net cash provided by continuing operating activities	33.2	73.5
INVESTING ACTIVITIES
Additions to property, plant and equipment	(12.0)	(8.6)
Proceeds from the sale of property, plant and equipment	0.5	0.4
Purchase of short-term investment securities	(4.0)	-
Proceeds from sale of short-term investment securities	6.5	-
Increase in other assets	-	(0.3)
Net proceeds from purchase price settlement	-	1.1
Business acquisitions, net of cash acquired	(36.1)	(0.3)
Net cash used in investing activities	(45.1)	(7.7)

FINANCING ACTIVITIES
Proceeds from long-term debt	75.0	0.9
Payments of long-term debt	(50.5)	(46.6)
Payments of capital lease	(0.6)	(0.6)
Proceeds from exercise of stock options	1.8	0.1
Tax benefit of stock awards exercised	(0.1)	(0.4)
Debt issuance costs	(3.2)	-
Dividends	(8.3)	(8.1)
Net cash provided by (used in) financing activities	14.1	(54.7)
Effect of exchange rate changes on cash and cash equivalents	(8.5)	3.0
Net cash used in operating activities of discontinued operations	(2.3)	(0.8)
Net cash provided by (used in) investing activities of discontinued operations	5.1	(0.3)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3.5)	13.0
Cash and cash equivalents at beginning of period	258.2	165.6
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$254.7	$178.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in millions)
(Unaudited)

Net Sales

	Second Quarter Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2010	2009	2010	2009

North America	$206.3	$194.4	$404.8	$371.9
Europe	112.1	109.1	228.6	217.3
China	5.6	4.7	9.9	9.7
Total	$324.0	$308.2	$643.3	$598.9

Operating Income (Loss)

	Second Quarter Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2010	2009	2010	2009

North America	$29.0	$19.1	$56.6	$33.6
Europe	11.6	12.0	22.2	21.9
China	0.8	1.0	(0.3)	0.8
Corporate	(8.1)	(3.6)	(19.2)	(12.3)
Total	$33.3	$28.5	$59.3	$44.0

Intersegment Sales

	Second Quarter Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2010	2009	2010	2009

North America	$0.9	$0.9	$1.9	$2.0
Europe	1.8	1.4	3.9	3.3
China	35.2	29.1	59.7	55.4
Total	$37.9	$31.4	$65.5	$60.7

TABLE 1
RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP EXCLUDING THE EFFECT OF ADJUSTMENTS
(Amounts in millions)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2010	2009	2010	2009

Net sales	$324.0	$308.2	$643.3	$598.9

Operating income - as reported	$33.3	$28.5	$59.3	$44.0
Operating margin %	10.3%	9.2%	9.2%	7.3%

Adjustments:
Cost of goods sold - restructuring and other charges	0.6	-	1.3	-
Restructuring and other charges	2.5	0.8	5.8	2.3
Legal settlements	-	(1.5)	-	(1.5)
	3.1	(0.7)	7.1	0.8

Operating income - as adjusted	$36.4	$27.8	$66.4	$44.8
Adjusted operating margin %	11.2%	9.0%	10.3%	7.5%

Net income from continuing operations - as reported	$22.2	$15.2	$34.4	$19.3

Adjustments - tax affected:
Cost of goods sold - restructuring and other charges	0.4	-	0.9	-
Restructuring and other charges	1.6	0.6	5.3	1.6
Legal settlements	-	(0.9)	-	(0.9)
Tax adjustments	(2.8)	-	(2.8)	3.9
	(0.8)	(0.3)	3.4	4.6

Net income from continuing operations - as adjusted	$21.4	$14.9	$37.8	$23.9

Continuing operations earnings per share - diluted
Diluted earnings per share -as reported	$0.59	$0.41	$0.92	$0.52
Adjustments	(0.02)	(0.02)	0.09	0.12
Diluted earnings per share -as adjusted	$0.57	$0.39	$1.01	$0.64

TABLE 2
RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW
(Amounts in millions)
(Unaudited)

	Six Months Ended
	July 4,	June 28,
	2010	2009

Net cash provided by continuing operations - as reported	$33.2	$73.5
Less: additions to property, plant, and equipment	(12.0)	(8.6)
Plus: proceeds from the sale of property, plant, and equipment	0.5	0.4
Free cash flow	$21.7	$65.3

TABLE 3
RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO
(Amounts in millions)
(Unaudited)

	July 4,	December 31,
	2010	2009

Current portion of long-term debt	$0.7	$50.9
Plus: Long-term debt, net of current portion	378.1	304.0
Less: Cash and cash equivalents	(254.7)	(258.2)
Net debt	$124.1	$96.7

Net debt	$124.1	$96.7
Plus: Total stockholders' equity	843.7	879.6
Capitalization	$967.8	$976.3

Net Debt to Capitalization Ratio	12.8%	9.9%